EXHIBIT 10.41
Form Share Award-014

SHARE AWARD AGREEMENT under the FIRST SOLAR, INC. 2020 OMNIBUS INCENTIVE COMPENSATION PLAN, between First Solar, Inc. (the “Company”), a Delaware corporation, and the individual (the “Participant”) set forth on the Grant Notice which incorporates this Form Share Award-014 by reference.

This Share Award Agreement including any addendum hereto and the Grant Notice (collectively, this “Award Agreement”) set forth the terms and conditions of an award of fully vested shares of the Company’s common stock (this “Award”) that is being granted to the Participant set forth on the Grant Notice on the date set forth in the Grant Notice (such date, the “Grant Date”), under the terms of the Company’s 2020 Omnibus Incentive Compensation Plan (the “Plan”) for the number of shares of common stock (the “Shares”) set forth in the Grant Notice. The Participant shall be fully vested in this Award as of the Grant Date set forth in the Grant Notice. This Award is subject to all the terms and conditions of this Award Agreement and the Plan, including without limitation, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 10 OF THIS AWARD AGREEMENT.

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SECTION 1.    The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan, on the one hand, and the terms of this Award Agreement, on the other hand, the terms of the Plan shall govern.
SECTION 2.        Definitions. The following terms are defined in this Award Agreement, and shall when capitalized have the meaning ascribed to them in this Award Agreement in the locations set forth below.

Defined Term	Cross-Ref.	Defined Term	Cross-Ref.
“Addendum”	Section 14	“Grant Date”	Paragraph 2
“Award”	Paragraph 2	“Participant”	Paragraph 1
“Award Agreement”	Paragraph 2	“Plan”	Paragraph 2
“Business Day”	Section 11	“Share”	Paragraph 2
“Company”	Paragraph 1	“Tax-Related Items”	Section 3
“Employer”	Section 3
Capitalized terms that are not defined in this Award Agreement shall have the meanings used or defined in the Plan.
SECTION 3.        Responsibility for Taxes.
(a)    Regardless of any action the Company or the Participant’s employer, if other than the Company (the “Employer”), takes with respect to any or all federal, state or local income tax, social security contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan that are legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and that such liability may exceed the amount actually withheld, if any, by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, without limitation, the issuance of Shares, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax and/or social security contributions in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to any relevant taxable, tax and/or social security contribution withholding event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its agent to satisfy any applicable withholding obligations with regards to Tax-Related Items by withholding a number of Shares to be issued upon settlement of the Award. If, for any reason, the Shares that would otherwise be deliverable to the Participant upon settlement of the Award would be insufficient to satisfy the tax withholding obligations, or if such withholding in Shares is problematic under applicable tax or securities law or if there is a substantial likelihood that the use of such form of payment would result in adverse treatment for the Company, the Participant authorizes (i) the Company and any brokerage firm determined acceptable to the Company to sell on the Participant’s behalf a whole number of Shares from those Shares to be issued to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy any applicable withholding obligations for Tax-Related Items, (ii) the Company, the Employer and any Affiliate to withhold an amount from the Participant’s wages or other compensation or require the Participant to make a cash payment sufficient to fully satisfy any applicable withholding obligations for Tax-Related Items and (iii) the Company, the Employer and any Affiliate to satisfy any applicable withholding obligations for Tax-Related Items by any other method of withholding determined by the Company and, to the extent required by applicable law or the Plan, approved by the Committee.
(c)    Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering statutory or other applicable withholding rates, including minimum or maximum rates, in the jurisdictions applicable to the Participant. In no event will the Company withhold more than the maximum amount necessary to satisfy any applicable withholding requirements in the applicable jurisdiction. In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, the Participant may seek a refund from the local tax authorities. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Participant will be deemed, for tax and/or social security contributions and other purposes, to have been issued the full number of Shares, notwithstanding that a number of Shares are held back solely for the purposes of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.
(d)    The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Participant expressly acknowledges that the delivery of Shares is conditioned on satisfaction of all Tax-Related Items in accordance with this Section 3, and that the Company may refuse to deliver the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
SECTION 4.        Consents and Legends.
(a)    Consents. The Participant’s rights in respect of the Shares are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, the Participant’s consent to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, as may further be described to the extent applicable discussing applicable data privacy considerations in an addendum to this Award Agreement, as described in Section 14).
(b)    Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which the Participant may be subject under any applicable securities laws). The Company may advise the applicable transfer agent to place a stop order against any legended Shares.
SECTION 5.    Nature of Award. As a condition to receipt of this Award, the Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan;
(b)    this Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if Shares have been granted repeatedly in the past;
(c)    all decisions with respect to future share or other awards, if any, will be at the sole discretion of the Company;
(d)    the Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment or other service relationship at any time;
(e)    the Participant’s participation in the Plan is voluntary;
(f)    the Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)    the Shares, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Affiliate (as defined in the Plan);
(h)    this Award and the Participant’s participation in the Plan will not be interpreted to form or amend an employment agreement or relationship with the Company, the Employer or any Affiliate;
(i)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j)    unless otherwise agreed with the Company, the Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of an Affiliate; and
(k)    neither the Company nor the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Participant for the subsequent sale of the Share.
SECTION 6.    No Advice Regarding Grant. Nothing in this Award Agreement should be viewed as the provision by the Company of any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant understands and agrees that the Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action in relation thereto.
SECTION 7.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Receipt of this Award is conditioned upon the Participant’s consent to such electronic delivery and the Participant’s agreement to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
SECTION 8.    Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.
SECTION 9.    Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.
SECTION 10.    Dispute Resolution.
(a)    Jurisdiction and Venue. Notwithstanding any provision in any employment or service agreement between the Participant and the Company, the Employer or any Affiliate, the Participant and the Company hereby irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any action, suit or other proceeding arising out of this Award Agreement or the Plan. The Participant and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such action, suit or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. The Participant and the Company further agree that service of any process, summons, notice or document by U.S. registered mail (or its equivalent in the Participant’s country of residence) to the applicable address set forth in Section 11 below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which the Participant has submitted to jurisdiction in this Section 10(a). The Participant and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware, or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    Waiver of Jury Trial. Notwithstanding any provision in the Participant’s employment agreement, if any, between the Participant and the Company, the Participant and the Company hereby waive, to the fullest extent permitted by applicable law, any right either may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.
(c)    Confidentiality. The Participant hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in this Section 10, except that the Participant may disclose information concerning such dispute to the court that is considering such dispute or to the Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 11.    Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail (or its equivalent in the Participant’s country of residence), return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	First Solar, Inc. 350 W Washington Street, Suite 600 Tempe, AZ 85288 Attention: Stock Plan Administrator
If to the Participant:	To the address most recently supplied to the Company and set forth in the Company’s records
The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above. For this purpose, “Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in Phoenix, Arizona, U.S.
SECTION 12.    Governing Law. This Award Agreement shall be deemed to be made in the State of Delaware, and the validity, construction and effect of this Award Agreement in all respects shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.
SECTION 13.    Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.
SECTION 14.    Country-Specific or Other Addenda.
(a)    Notwithstanding any provisions in this Award Agreement or the Plan, this Award shall be subject to such special terms and conditions set forth in any Addendum attached hereto (“Addendum”) or as may later become applicable, as described herein.
(b)    If the Participant becomes subject to the laws of a jurisdiction to which an Addendum applies, the special terms and conditions for such jurisdiction will apply to this Award to the extent the Committee determines that the application of such terms and conditions is necessary or advisable to comply with local laws or to facilitate the administration of the Plan; provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Award
(c)    Any Addendum attached hereto shall be considered a part of this Award Agreement.
SECTION 15.    Severability. The provisions of this Award Agreement are severable, and, if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.
SECTION 16.    Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the Participant’s rights under this Award Agreement shall not, to the extent of such impairment, be effective without the Participant’s consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement shall be subject to the provisions of Section 7(c) of the Plan).

SECTION 17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, and on any Shares acquired under this Award, to the extent that the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
SECTION 18.    Award Conditioned On Acceptance of Terms and Conditions. The delivery of the Shares is conditioned on Participant’s acceptance of the terms and conditions of this Award as set forth herein. If the Award is accepted electronically or otherwise, such acceptance shall include Participant’s confirmation that he/she has read and understood the documents relating to this Award (i.e., the Plan, this Award Agreement, including any Addendum) and accepts the terms of those documents accordingly.
SECTION 19.    Counterparts. Where signature of this Award Agreement is contemplated in the Grant Notice or any Addendum, this Award Agreement may be signed in counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 20.    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of the Award Agreement shall not operate or be considered as a waiver of any other provision of the Award Agreement, or of any subsequent breach by the Participant or any other participant.
SECTION 21.    Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, the Participant’s country and the designated broker’s country, that may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the Award) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult his or her personal advisor on this matter.
SECTION 22.    Foreign Asset/Account, Exchange Control and Tax Reporting. The Participant acknowledges that the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from his or her participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. The applicable laws of the Participant’s country may require that the Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.
SECTION 23.    Clawback. Pursuant to Section 9(s) of the Plan, each Award is subject to potential forfeiture or clawback to the fullest extent called for by Company policy or applicable law. By accepting this Award, the Participant agrees to be bound by, and to comply with, the terms of any such forfeiture or clawback provisions, including but not limited to, the terms of the First Solar, Inc. Clawback Policy, or any successor thereto.
SECTION 24.    Entire Agreement. This Award Agreement (including any addenda), the Grant Notice and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

ADDENDUM
ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO
AWARD AGREEMENT (SHARE AWARD-014)
TERMS AND CONDITIONS
This Addendum, which is part of the Award Agreement, includes additional terms and conditions that govern the Shares and that will apply to the Participant if he or she resides in one of the countries listed below. Capitalized terms that are not defined in this Addendum shall have the meanings used or defined in the Award Agreement or the Plan.

NOTIFICATIONS
This Addendum also includes information regarding securities, exchange control and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the countries set forth below as of September 2022. Such laws are often complex and change frequently. As a result, the Participant should not rely solely on this Addendum for information relating to the consequences of participating in the Plan because such information may be outdated when the Participant is issued or sells any Shares acquired under the Plan.

In addition, the information set forth in this Addendum is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant therefore should seek appropriate professional advice as to the application of relevant laws in the Participant’s country to the Participant’s particular situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she currently is working, or transfers to a different country after the Grant Date, the information set forth in this Addendum may not apply to the Participant.

ALL COUNTRIES OUTSIDE THE U.S.
Consent to Personal Data Processing and Transfer. By accepting the Award via the Company’s acceptance procedure, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.
(a)    Declaration of Consent. The Participant understands that the Participant must review the following information about the processing of the Participant’s personal data by or on behalf of the Company or the Employer as described in this Award Agreement and any materials related to the Award (the “Personal Data”) and declare his or her consent. As regards the processing of the Participant’s Personal Data in connection with the Plan and this Award Agreement, the Participant understands that the Company is the controller of the Participant’s Personal Data.

(b)     Data Processing and Legal Basis. The Company collects, uses and otherwise processes personal data about the Participant for purposes of allocating Shares and implementing, administering and managing the Plan. The Personal Data processed by the Company includes, without limitation, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or its Affiliates, details of all Awards or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. The legal basis for the processing of the Participant’s Personal Data, where required, is the Participant’s consent.
(c)     Stock Plan Administration Service Providers. The Participant understands that the Company transfers the Participant’s Personal Data, or parts thereof, to (i) Fidelity Stock Plan Services, LLC (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan and (ii) My Equity Comp (and its affiliated companies), an independent service provider based in the United States which assists the Company with the preparation of tax forms and tax returns. In the future, the Company may select different service providers and share the Participant’s Personal Data with such different service providers that serve the Company in a similar manner. The Company’s service providers will open an account for the Participant to receive and trade Shares acquired under the Plan and that the Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Participant’s ability to participate in the Plan.
(d)     International Data Transfers. The Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as Fidelity Stock Plan Services, LLC and My Equity Comp, are based in the United States. If the Participant is located outside the United States, the Participant’s country may have enacted data privacy laws that are different from the laws of the United States. The Company’s legal basis for the transfer of the Participant’s Personal Data is the Participant’s consent.
(e)     Data Retention. The Company will process the Participant’s Personal Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, the Participant understands and acknowledges that the Company’s legal basis for the processing of the Participant’s Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs the Participant’s Personal Data for any of the above purposes, the Participant understands the Company will remove it from its systems.
(f)    Voluntariness and Consequences of Denial/Withdrawal of Consent. The Participant understands that any participation in the Plan and his or her consent are purely voluntary. The Participant may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If the Participant denies or later withdraws his or her consent, the Company can no longer offer participation in the Plan or grant equity awards to the Participant or administer or maintain such awards, and the Participant will no longer be eligible to participate in the Plan. The Participant further understands that denial or withdrawal of his or her consent would not affect his or her status or salary as an employee or his or her career and that the Participant would merely forfeit the opportunities associated with the Plan.
(g)     Data Subject Rights. The data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where the Participant is based and subject to the conditions set out in the applicable law, the Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Participant that is inaccurate, incomplete or out- of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Participant’s Personal Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi)request portability of the Participant’s Personal Data that the Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Participant’s employment and is carried out by automated means. In case of concerns, the Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Participant’s rights the Participant should contact the Participant’s local human resources representative.

Language. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Award Agreement. If the Participant receives the Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
AUSTRALIA
TERMS AND CONDITIONS
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to conditions in the Act).

NOTIFICATIONS
Securities Law Notification. If the Participant offers to sell the Shares acquired under the Plan to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure obligations before making any such offer.
Exchange Control Notification. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. If there is an Australian bank assisting with the transaction, the Australian bank will file the report for the Participant. If there is no Australian bank involved in the transaction, the Participant must file the report.
BELGIUM
NOTIFICATIONS
Tax Reporting Notification. The Participant must report any taxable income attributable to the Shares on the Participant’s annual tax return.
Foreign Asset/Account Reporting Notification. The Participant must report securities held (including Shares) or any bank or brokerage accounts opened and maintained outside Belgium on the Participant’s annual tax return. In a separate report, the Participant is required to report to the National Bank of Belgium the details of such accounts opened and maintained outside Belgium. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax may apply when Shares acquired under the Plan are sold. The Participant should consult with his or her personal tax advisor for additional details on his or her obligations with respect to the stock exchange tax.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Award, the Participant agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the issuance of Shares in settlement of the Award, the subsequent sale of the Shares, and the receipt of any dividends.

Labor Law Acknowledgement. By accepting the Award, the Participant agrees that (i) he or she is making an investment decision, (ii) the Award is not part of the terms and conditions of the Participant’s employment and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.
NOTIFICATIONS
Foreign Asset/Account Reporting Notification. If the Participant holds assets and rights outside Brazil with an aggregate value exceeding USD 1,000,000, the Participant will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. In addition, if the Participant holds such assets and rights outside Brazil with an aggregate value exceeding USD 100,000,000, then quarterly reporting to the Central Bank of Brazil is required.
Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than USD 1,000,000 are not required to submit a declaration. Please note that the USD 1,000,000 threshold may be changed annually.
Tax on Financial Transaction (“IOF”). Cross-border financial transactions relating to the Shares may be subject to the IOF (tax on financial transactions). The Participant should consult with his or her personal tax advisor for additional details.
CANADA
TERMS AND CONDITIONS
The following terms and conditions apply if the Participant is in Quebec:
Authorization to Release and Transfer Necessary Personal Information. The following provision supplements the “Consent to Personal Data Processing and Transfer” provision set forth above in this Addendum:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant acknowledges and agrees that the Participant's personal information, including sensitive personal information, may be transferred or disclosed outside of the Province of Quebec, including to the United States. The Participant further authorizes the Company and/or any Affiliate to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Affiliate to record and keep such information in the Participant’s employment file. The Participant acknowledges and agrees that the Participant's personal information, including sensitive personal information, may be transferred or disclosed outside of the Province of Quebec, including to the United States.

French Language Documents. A French translation of the Award Agreement and the Plan will be made available to the Participant as soon as reasonably practicable. The Participant understands that, from time to time, additional information related to the offering of the Plan might be provided in English and such information may not be immediately available in French. However, upon request, the Company will translate into French documents related to the offering of the Plan as soon as reasonably practicable.
Une traduction française du présent Contrat d’Attribution et du Plan sera mise à la disposition du Membre de l’Équipe dès que cela sera raisonnablement possible. Le Membre de l’Équipe comprend que, de temps à autre, des informations supplémentaires relatives à l'offre du Plan peuvent être fournies en anglais et que ces informations peuvent ne pas être immédiatement disponibles en français. Cependant, sur demande, la Société traduira en français les documents relatifs à l'offre du Plan dès que cela sera raisonnablement possible.

NOTIFICATIONS

Securities Law Notification. The Participant will not be permitted to sell or otherwise dispose of the Shares acquired under the Plan within Canada. The Participant will be permitted to sell or dispose of any Shares only if such sale or disposal takes place outside Canada through the facilities of the stock exchange on which the Shares are traded.
Foreign Asset/Account Reporting Notification. If the total cost of the Participant’s foreign specified property (including cash held outside Canada and the Shares acquired under the Plan) exceeds CAD 100,000 at any time during the year, the Participant must report all of his or her foreign specified property on Form T1135 (Foreign Income Verification Statement). The cost of the Shares generally is the adjusted cost base (“ACB”) of the Shares, which typically equals the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares, the ACB may have to be averaged with the ACB of the other Shares. The Participant should consult with his or her personal tax advisor to ensure compliance with any reporting requirements.
CHILE
NOTIFICATIONS
Securities Law Notification. The offer of this Award refers to securities not registered in the Registry of Securities or in the Registry of Foreign securities of the Chilean Commission for the Financial Market, and therefore: (i) the Shares shall not be subject to public offering in Chile; and (ii) the Company is not subject to the oversight of the Chilean Commission for the Financial Market nor to the continual information obligations that Chilean law and regulations require from registered issuers.
Exchange Control Notification. The Participant is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends. However, if the Participant decides to repatriate such funds, the Participant must do so through the Formal Exchange Market (“Mercado Cambiario Formal”) if the amount of the funds exceeds USD 10,000. In such case, the Participant must report the payment to a commercial bank or registered foreign exchange office receiving the funds.
If the Participant’s aggregate investments held outside Chile meets or exceeds USD 5,000,000 (including the investments made under the Plan), the Participant must inform the Central Bank (“Banco Central de Chile”) with updated information accumulated for a three-month period within and no later than the first 45 calendar days following the closing of the months of March, June and September and no later than 60 calendar days following the closing of the month of December. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.
Please note that exchange control regulations in Chile are subject to change. The Participant should consult with his or her personal legal advisor regarding any exchange control obligations that the Participant may have.
Foreign Asset/Account Reporting Information. The Chilean Internal Revenue Service (“CIRS”) requires Chilean residents to report the details of their foreign investments on an annual basis. Foreign investments include Shares acquired under the Plan. Further, if the Participant wishes to receive a credit against his or her Chilean income taxes for any taxes paid abroad, the Participant must also report the payment of taxes abroad to the CIRS. These reports must be submitted electronically through the CIRS website at www.sii.cl in accordance with applicable deadlines. In addition, Shares acquired under the Plan must be registered with the CIRS’s Foreign Investment Registry. The Participant should consult with his or her personal legal and tax advisors to ensure compliance with applicable requirements.

FRANCE
TERMS AND CONDITIONS
Award Not Tax-Qualified. The Participant understands that the Award is not intended to be French tax-qualified pursuant to Section L. 225-197 1 to L. 225-197 6 of the French Commercial Code, as amended.
Language Consent. By accepting the Award, the Participant confirms having read and understood the Plan and the Award Agreement, including all terms and conditions included therein, which were provided in the English language. Participant accepts the terms of those documents accordingly.
En acceptant ces <<Award>>, le Participant confirme avoir lu et compris le Plan et le convention, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
NOTIFICATIONS
Exchange Control Notification. The Participant must declare to the customs and excise authorities any cash or securities he or she imports or exports without the use of a financial institution when the value of the cash or securities is equal to or greater than a certain amount.
Foreign Asset/Account Reporting Notification. If the Participant holds securities (e.g., the Shares) or maintains a foreign bank account, this must be reported to the French tax authorities when filing his or her annual tax return, whether such accounts are open, current or closed. Failure to comply could trigger significant penalties. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.
GERMANY
NOTIFICATIONS
Exchange Control Notification. Cross-border payments in connection with the sale of securities or any dividends received in relation to Shares in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). The Participant is responsible for satisfying the reporting obligation and must file the report electronically by the fifth day of the month following the month in which the payment is made. A copy of the form can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English. No report is required for payments less than €12,500. In addition, the Participant may be required to report the acquisition of securities to the Bundesbank via email or telephone if the value of the securities acquired exceeds €12,500. The Participant is responsible for complying with applicable reporting requirements and should consult with a personal legal advisor to ensure compliance.
HONDURAS
There are no country-specific provisions.
INDIA
NOTIFICATIONS
Exchange Control Notification. The Participant understands that the Shares are subject to compliance with the exchange control requirements of the Reserve Bank of India. The Participant understands that he or she must repatriate and convert into local currency the proceeds from the sale of Shares acquired under the Plan within ninety

(90) days of receipt and any proceeds from dividends paid on Shares held within one-hundred eighty (180) days of receipt, or within other such period of time as may be required under applicable regulations. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. The Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.
Foreign Asset/Account Reporting Notification. The Participant is required to declare any foreign bank accounts and foreign financial assets (including Shares held outside India) in the Participant’s annual tax return. It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with his or her personal tax advisor in this regard.
INDONESIA
TERMS AND CONDITIONS
Language Consent and Notification. By accepting the Award, the Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Award Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Persetujuan dan Pemberitahuan Bahasa. Dengan menerima Penghargaan, Peserta (i) mengkonfirmasi bahwa dirinya telah membaca dan mengerti dokumen-dokumen yang terkait dengan pemberian ini (yaitu, Program dan Perjanjian Penghargaan) yang disediakan dalam Bahasa Inggris, (ii) menerima syarat-syarat dari dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa, dan Lambang Negara, Serta Lagu Kebangsaan atau Peraturan Presiden pelaksananya (ketika diterbitkan).
NOTIFICATIONS
Exchange Control Notification. Foreign exchange activity is subject to certain reporting requirements. For foreign currency transactions exceeding USD 25,000, the underlying document of that transaction will have to be submitted to the relevant local bank. In addition, if proceeds from the sale of Shares or dividends are repatriated to Indonesia, the Indonesian bank handling the transaction is responsible for submitting a report to Bank Indonesia. The Participant should be prepared to provide information, data and/or supporting documents upon request from the bank for purposes of preparing the report.
Foreign Asset/Account Reporting Notification. The Participant has the obligation to report his or her worldwide assets (including foreign accounts and Shares acquired under the Plan) in his or her annual individual income tax return. In addition, if there is a change of position of any foreign asset the Participant holds (including Shares acquired under the Plan), the Participant must report this change in position (e.g., the sale of Shares) to Bank of Indonesia. The report should be submitted online through Bank Indonesia’s website no later than the 15th day of the month following the month in which the activity occurred.

JAPAN

NOTIFICATIONS
Foreign Asset/Account Reporting Notification. The Participant is required to report details of any assets held outside Japan as of December 31, including Shares, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due from the Participant by March 15 each year. The Participant is responsible for complying with this reporting obligation and should consult with his or her personal tax advisor as to whether the Participant will be required to report the details of Shares he or she holds.
JORDAN
There are no country-specific provisions.
MALAYSIA
TERMS AND CONDITIONS
Data Privacy Consent. The following provision replaces the “Consent to Personal Data Processing and Transfer” provision set forth above in this Addendum:

The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the Award Agreement and any other Plan participation materials by and among, as applicable, the Company, the Employer and any other Affiliate or any third parties authorized by same in assisting in the implementation, administration and management of the Participant’s participation in the Plan.

The Participant may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about the Participant, including, but not limited to, his or her name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and conditions of the Participant’s participation in the Plan, details of all entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant also authorizes any transfer of Data, as may be required, to such stock plan service provider as may be selected by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired under the Plan are deposited. The Participant acknowledges that these recipients may be located in the Participant’s country or

Peserta dengan ini secara jelas, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam Perjanjian ini dan apa-apa bahan penyertaan Pelan oleh dan di antara, sebagaimana yang berkenaan, Syarikat, Penerima Perkhidmatan dan mana-mana Syarikat Induk atau Anak Syarikat lain atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan tersebut.

Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Penerima Perkhidmatan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya , alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosia, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua opsyenatau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah Peserta (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada pembekal perkhidmatan pelan saham sebagaimana yang dipilih oleh Syarikat dari semasa ke semasa, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang mendepositkan Saham yang diperolehi melalui pelaksanaan Opsyen ini. Peserta mengakui bahawa elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to the Participant’s country, which may not give the same level of protection to Data. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. The Participant authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Participant’s participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing his or her local human resources representative, whose contact details are:
No 8, Jalan Hi-Tech 3/3
Zon Industri Fasa 3, Kulim Hi Tech Park
09000, Kulim, Kedah Darul Aman Malaysia
Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the consent, his or her status and career with the Company and the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the consent is that the Company would not be able to grant future equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

penerima-penerima ini mungkin berada di negara Peserta atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tersebut. Peserta faham bahawa dia boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia di lokasi masing-masing, di mana butir-butir hubungannya adalah:
No 8, Jalan Hi-Tech 3/3
Zon Indusrtri Fasa 3, Kulim Hi Tech Park
09000, Kulim, Kedah Darul Aman Malaysia
Selanjutnya, Peserta memahami bahawa dia memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya , status sebagai Pemberi Perkhidmatan dan kerjayanya dengan Penerima Perkhidmatan tidak akan terjejas; satunya akibat buruk jika dia tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat memberikan opsyen pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya.

NOTIFICATIONS
Director Notification Obligation. If the Participant is a director of an Affiliate, the Participant is subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation on the Participant’s part to notify the Malaysian Affiliate in writing when the Participant acquires an interest (e.g., Shares) in the Company or any related companies. In addition, the Participant must notify the Malaysian Affiliate when the Participant sells Shares (including Shares acquired under the Plan) or the shares of any related company. These notifications must be made within 14 days of acquiring or disposing of any interest in the Company or any related company.

MEXICO
TERMS AND CONDITIONS
Labor Law Acknowledgment. By accepting the Award, the Participant acknowledges that he or she understands and agrees that: (a) the Award is not related to the salary and other contractual benefits provided to the Participant by the Employer; and (b) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.
Policy Statement. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Participant.
The Company, with registered offices at 350 West Washington Street, Suite 600, Tempe, Arizona 85288, United States of America is solely responsible for the administration of the Plan and participation in the Plan or the acquisition of Shares does not, in any way, establish an employment or other service relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the sole employer is a Mexican legal entity that employs the Participant and to which he/she is subordinated, nor does it establish any rights between the Participant and the Employer.
Plan Document Acknowledgment. By accepting the Award, the Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Award Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement.
The Participant further acknowledges that having read and specifically and expressly approved the terms and conditions in the Section 5 of the Award Agreement, in which the following is clearly described and established: (a) participation in the Plan does not constitute an acquired right; (b) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (c) participation in the Plan is voluntary; and (d) the Company and its Affiliates are not responsible for any decrease in the value of the Shares underlying the Award.
Finally, the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and the Participant therefore grants a full and broad release to the Employer and the Company (including its Affiliates) with respect to any claim that may arise under the Plan.
Spanish Translation
Reconocimiento de la Ley Laboral. Al aceptar el Beneficio, el Beneficiario reconoce y acepta que: (a) el Beneficio no se encuentra relacionado con su salario ni con otras prestaciones contractuales concedidas por parte del Patrón; y (b) cualquier modificación del Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones del empleo del Beneficiario.
Declaración de la Política. La invitación que hace la Compañía bajo el Plan es unilateral y discrecional, por lo que la Compañía se reserva el derecho absoluto de modificar e interrumpir el mismo en cualquier tiempo, sin ninguna responsabilidad para el Beneficiario.
La Compañía, con oficinas ubicadas en 350 West Washington Street, Suite 600, Tempe, Arizona 85288, United States of America, es la única responsable por la administración y la participación en el Plan, así como de la adquisición de acciones, por lo que de ninguna manera podrá establecerse una relación de trabajo entre el Beneficiario y la Compañía, ya que el Beneficiario participa únicamente en de forma comercial y que su único patrón lo es Patrón es una empresa legal Mexicana a quien se encuentra subordinado; la participación en el Plan tampoco genera ningún derecho entre el Beneficiario y el Patrón.

Reconocimiento del Plan de Documentos. Al aceptar el Beneficio, el Beneficiario reconoce que ha recibido una copia del Plan, que lo ha revisado junto con el Convenio, y que ha entendido y aceptado completamente las disposiciones contenidas en el Plan y en el Convenio.
Adicionalmente, al firmar el presente documento, el Beneficiario reconoce que ha leído y aprobado de manera expresa y específica los términos y condiciones contenidos en el apartado 5 del Convenio, el cual claramente establece y describe: (a) que la participación en el Plan no constituye un derecho adquirido; (b) que el Plan y la participación en el mismo es ofrecido por la Compañía en forma totalmente discrecional; (c) que la participación en el Plan es voluntaria; y (d) que la Compañía, así como sus Afiliadas no son responsables por cualquier detrimento en el valor de las acciones que integran el Beneficio.
Finalmente, el Beneficiario acepta no reservarse ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y en consecuencia, otorga al Patrón el más amplio y completo finiquito que en derecho proceda, así como a la Compañía y sus Afiliadas, respecto a cualquier demanda que pudiera originarse derivada del Plan.
NOTIFICATIONS
Securities Law Information. The Award and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Award Agreement and any other document relating to the Award may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of the Participant’s existing relationship with the Company and the Employer and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company’s Mexican Affiliate made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
TERMS AND CONDITIONS
Labor Law Acknowledgment. By accepting the Award, the Participant acknowledges that: (i) the Award is intended as an incentive to remain employed with the Employer and is not intended as remuneration for labor performed; and (ii) the Award is not intended to replace any pension rights or compensation.
PHILIPPINES
TERMS AND CONDITIONS
Additional Conditions to Vesting and Settlement. The Award and the Shares underlying the Award may be subject to certain securities approval/confirmation requirements in the Philippines with the Philippine Securities and Exchange Commission, as determined by the Company in its discretion. Notwithstanding any provision of the Plan or the Award Agreement to the contrary, if the Company has not obtained, or does not maintain, the necessary securities approval/confirmation, the Participant will not vest in the Award and no Shares will be issued under the Plan. In this case, the Committee will in its sole discretion determine how any Award will be settled.
NOTIFICATIONS
Securities Law Information. This offering is subject to exemption from the requirements of securities registration with the Philippines Securities and Exchange Commission, under Section 10.1 (k) of the Philippine Securities Regulation Code. Section 10.1(k) of the Philippine Securities Regulation Code provides as follows:

“Section 10.1 Exempt Transactions – The requirement of registration under Subsection 8.1 shall not apply to the sale of any security in any of the following section;
[. . .]
“(k) The sale of securities by an issuer to fewer than twenty (20) persons in the Philippines during any twelve-month period.”
THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FURTHER OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.
The Participant acknowledges he or she is permitted to dispose or sell Shares acquired under the Plan provided the offer and resale of the Shares takes place outside the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ Global Select Market in the United States of America.
SINGAPORE
NOTIFICATIONS
Securities Law Notification. The Award being granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Award is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the Award, unless such sale or offer in Singapore is made (i) more than six months from the Grant Date, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. The Shares are currently traded on the NASDAQ Global Select Market, which is located outside Singapore, and Shares acquired under the Plan may be sold through this exchange.
Director Notification Requirement. If the Participant is a director, associate director or shadow director of a Singaporean Affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing of an interest (e.g., the Award) in the Company or any Affiliate within two (2) business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when Shares are sold), or (iii) becoming a director, associate director or shadow director.
THAILAND
NOTIFICATIONS
Exchange Control Notification. Thai resident Participants realizing USD 1,000,000 or more in a single transaction from the sale of Shares must repatriate the proceeds to Thailand and then convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days repatriation, unless the Participant can rely on an applicable exemption (e.g., where the funds will be used offshore for any permissible purposes under exchange control regulations and the relevant form and supporting documents have been submitted to a commercial bank in Thailand). The Participant must provide details of the transaction (i.e., identification information and purpose of the transaction) to the receiving bank. If the Participant fails to comply with these obligations, the Participant may be subject to penalties assessed by the Bank of Thailand. The Participant should consult his or her personal advisor before taking action with respect to the remittance of proceeds from the sale of Shares into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.
TURKEY
NOTIFICATIONS
Securities Law Notification. Under Turkish law, the Participant is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the NASDAQ Global Select Market, which is located outside Turkey, under the ticker symbol “FSLR” and the Shares may be sold through this exchange.
Exchange Control Notification. Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey. Therefore, the Participant may be required to appoint a Turkish broker to assist the Participant with the sale of the Shares acquired under the Plan. The Participant should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement to the Participant.
UNITED ARAB EMIRATES (“UAE”)
NOTIFICATIONS
Securities Law Notification. The Shares are available only for select employees of the Company and its Affiliates and is in the nature of providing employee incentives in the UAE. This Award Agreement, the Addendum, the Plan and other incidental communication materials are intended for distribution only to eligible employees for the purposes of an employee compensation or reward scheme, and must not be delivered to, or relied on, by any other person.
The Dubai Creative Clusters Authority, Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates has no responsibility for reviewing or verifying any documents in connection with the Shares or this Award Agreement. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this Award Agreement nor taken steps to verify the information set out in it, and have no responsibility for it.
The securities to which this Award Agreement relates may be illiquid and/or subject to restrictions on their resale. Individuals should conduct their own due diligence on the securities.
Residents of the UAE who do not understand or have questions regarding this Award Agreement, the Addendum or the Plan should consult an authorized financial adviser.
UNITED STATES
NOTIFICATIONS

Supplemental Notice for California Residents. The Company does not sell the Participant’s personal information or share it for cross‐context behavioral advertising. The Company’s online California Consumer Privacy Act (“CCPA”) Privacy Policy can be found here First Solar Privacy Statement | First Solar. If the Participant has a visual disability, please contact the Participant’s HR department for accommodations.